Exhibit 10.1

Reference is made to that certain Asset Purchase Agreement, dated as of the date hereof and entered into by Company and the Lender (each as defined below) contemporaneously with the issuance of this Note (as amended from time to time, the “Purchase Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the respective meaning ascribed to them in the Purchase Agreement.

PROMISSORY NOTE

$6,270,328	May 4, 2022
Palm Beach Gardens, Florida

FOR VALUE RECEIVED, the sufficiency of which is hereby acknowledged, Great Elm Capital Management, Inc., a Delaware corporation (the “Company”), hereby promises to pay to Imperial Capital Asset Management, LLC, a Delaware limited liability company (“Lender”), in lawful money of the United States of America, (a) the principal sum of (i) six million two hundred seventy thousand and three hundred twenty eight dollars (US$6,270,328), minus (ii) the GEG Stock Consideration Value (as defined in Schedule 1.3) of the common stock, par value $0.001, of Great Elm Group, Inc., a Delaware corporation (“GEG” and its common stock, the “GEG Common Stock”) issued to the Lender by the Company from time to time after the date of hereof pursuant to the terms of this Note and the Purchase Agreement, minus (iii) the GECC Stock Consideration Value (as defined in Schedule 1.3) of the common stock, par value $0.01, of Great Elm Capital Corp., a Maryland corporation (“GECC” and its common stock, the “GECC Common Stock”) issued to the Lender by the Company from time to time after the date of hereof pursuant to the terms of this Note and the Purchase Agreement, together with (b) all accrued and unpaid interest thereon, calculated as set forth in Section 1.1 (collectively, at any time, the “Loan Balance”), which shall be due and payable on the date and in the manner provided under this Promissory Note (this “Note”).

The obligations evidenced by this Note are and shall be unsecured and rank not less than pari passu with all other material, unsubordinated unsecured third-party indebtedness for borrowed money of GEG.

1.	INTEREST; PAYMENTS; MATURITY DATE.

1.1.         Rate of Interest.  The Company shall pay to Lender interest on the outstanding principal amount of this Note at a rate per annum equal to six and a half percent (6.5%) (the “Fixed Interest”).  The Fixed Interest shall be calculated on the daily unpaid principal balance of this Note, on the basis of a 365-day year and the actual number of days elapsed during each calendar year (or a portion thereof) that this Note is outstanding.

1.2.         Payment; Maturity Date.  The following shall apply to payments due under this Note:

1.2.1.     The then-outstanding principal amount of this Note, plus any then-accrued but unpaid Fixed Interest thereon, shall be due and payable by the Company to Lender on August 4, 2023 (the “Maturity Date”), provided, that, the Maturity Date may be extend until May 4, 2024 (the “Maturity Date Extension”) at the sole election of the Company, made in a written notice to the Lender delivered prior to expiration of the Maturity Date, and in accordance with Section 4.5 below, subject to the satisfaction of the conditions set forth on Schedule 1.2.1.

1.2.2.     Payments of the Fixed Interest shall be made by the Company to Lender on a quarterly basis, with each such payment being due and payable no later than the thirtieth (30th) day following the last day of each calendar quarter in which this Note remains outstanding, commencing on the first calendar quarter-end to occur following the date hereof, and also on the Maturity Date (as may be extended pursuant to Section 1.2.1 above).

1.3.        Manner of Payment.  Subject to the conditions set forth on Schedule 1.3, all payments under this Note shall be made by wire transfer of immediately available funds to an account designated by Lender in writing at least three (3) Business Days prior to the date of such payment.  Any payment shall be applied when received, first, to the payment of any Fixed Interest that is then due and payable but is unpaid, and, thereafter, to reduce the outstanding principal balance of this Note.  If any payment of principal or interest on this Note is due on a day which is not a Business Day, such payment shall be due on the next succeeding Business Day.  As used herein, “Business Day” means a day other than Saturday or Sunday on which banks are generally open for business in Los Angeles, California.

1.4.        Prepayment.  The Company may, without premium or penalty, at any time and from time to time, prepay all or any portion of the outstanding principal balance due under this Note.  Any prepayment hereunder shall be applied first to any Fixed Interest that is then due and payable but is unpaid, and thereafter, to reduce the outstanding principal balance of this Note.

2.	REPRESENTATIONS AND WARRANTIES. The Company represents and warrants as to the following as of the date hereof:

2.1.        Organization and Authority.  The Company is a duly organized and validly existing as a corporation under the laws of the State of Delaware, is in good standing under the laws of the State of Delaware, and has the requisite power and authority to enter into and perform its obligations under this Note.

2.2.        Authorization and Validity.  The Company has duly executed and delivered this Note, and this Note is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, moratorium or other laws affecting creditors’ rights generally and to equitable principles of general applicability.

2.3.        No Conflict with Other Instruments.  The Company’s execution, delivery and performance of its obligations under this Note do not constitute a breach of any of the Company’s obligations under any material contract to which the Company is a party, and do not and will not contravene any law, governmental rule or regulation, judgment or order applicable to it, and do not and will not require the consent or approval of, the giving of notice to, the registration with, or the taking of any action in respect of or by, any governmental authority or agency, or any other person or entity.

2.4.         Use of Proceeds.  The Company shall use the proceeds hereunder in a manner consistent with the Purchase Agreement.

3.	DEFAULTS AND REMEDIES.

3.1.         Events of Default.  The occurrence of any one of the following events shall constitute an “Event of Default” hereunder if:

3.1.1.      The Company defaults in the payment of the principal amount of this Note after the same becomes due and payable;

3.1.2.      The Company defaults in the payment of any interest on this Note for more than three (3) days after the same becomes due and payable;

3.1.3.     Any representation or warranty made in writing by or on behalf of the Company or by any authorized officer of the Company in this Note or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which such representation or warranty is made;

3.1.4.      The Company (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, makes an assignment for the benefit of its creditors, (iii) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (iv) is adjudicated as insolvent or to be liquidated, or (v) takes corporate action for the purpose of any of the foregoing; or

3.1.5.    A court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Company, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company, or any such petition shall be filed against the Company and such petition shall not be dismissed within sixty (60) days.

3.2.        Remedies.  In the event that the Company does not cure a continuing Event of Default within thirty (30) days of its occurrence, Lender may declare by written notice to the Company (given in accordance with Section 4.5 below) the entire outstanding principal balance of this Note, together with all accrued but unpaid Fixed Interest thereon, immediately due and payable, without presentment, demand, protest or notice of protest of any kind, all of which are hereby expressly waived.  To the extent permitted by law, the Company shall pay to Lender all reasonable and documented out-of-pocket costs and expenses, including reasonable attorneys’ fees of a single firm of counsel, incurred by Lender in the collection of this Note upon any uncured Event of Default.

4.	GENERAL PROVISIONS.

4.1.         Governing Law.  The Company, and the Lender (by its acceptance of this Note) each hereby agree that this Note shall be governed by the laws of the State of New York without regard to conflict or choice of law principles that would result in the application of any law other than the laws of the State of New York.

4.2.        Amendments and Waivers.  Any term of this Note may be amended, and the observance of any term of this Note may be waived (either generally or in a particular instance, and either retroactively or prospectively), only by a written agreement executed by both the Company and Lender.

4.3.        Delays or Omissions.  No delay or omission to exercise any right, power, or remedy accruing to Lender under this Note upon any breach or default by the Company shall impair any such right, power, or remedy of Lender, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  Any waiver, permit, consent or approval of any kind or character on the part of Lender of any breach or default under this Note, or any waiver on the part of Lender of any provisions of this Note, shall be in writing and will be effective only to the extent specifically set forth in such writing.  All remedies, whether under this Note or by law or otherwise afforded to Lender, shall be cumulative and not alternative.

4.4.        Assignment and Participation.  Lender may not transfer this Note, nor sell or grant participation in some or all of the Company’s indebtedness outstanding under this Note, without the Company’s prior written consent.

4.5.        Notices.  All notices, requests, deliveries, statements and other communications given or made pursuant to this Note shall be in writing and shall be deemed effectively delivered to and received by a party: (i) upon personal delivery; (ii) if sent by e-mail, on the Business Day the e-mail was sent if delivered during normal business hours of the recipient, or else on the next succeeding Business Day; (iii) five (5) days after having been sent by certified United States postal mail with return receipt requested to such party’s address; or (iv) on the day of delivery if delivered by nationally recognized overnight courier with confirmation of delivery to such party’s address. All notices shall be addressed as follows (or to such other address as the party to whom such notice or other communication is to be given may have furnished to each other party in writing in accordance herewith):

If to the Company, to:

Great Elm Capital Management, Inc.
800 South Street, Suite 230
Waltham, MA 02453
Phone: (617) 375-3006
Email: akleinman@greatelmcap.com

Attn: Adam Kleinman

If to Lender, to:

Imperial Capital Asset Management, LLC
10100 Santa Monica Boulevard Suite 2400
Los Angeles, CA 90076
Phone: (310) 246-3700
Email:  mmartis@imperialcapital.com and twiench@imperialcapital.com
Attn:  Mark Martis
CC:  Todd Wiench

4.6.         Dispute Resolution.

4.6.1.
THE COMPANY, AND THE LENDER (BY ITS ACCEPTANCE OF THIS NOTE), EACH HEREBY AGREE THAT ANY CLAIM OR ACTION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS NOTE, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY PARTY HEREIN, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE FEDERAL DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK OR STATE COURTS OF NEW YORK THAT ARE LOCATED IN NEW YORK COUNTY, NEW YORK.  THE COMPANY, AND THE LENDER (BY ITS ACCEPTANCE OF THIS NOTE), EACH IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, RETURN RECEIPT REQUESTED, TO SUCH PARTY’S ADDRESS SET FORTH IN SECTION 4.5, SUCH SERVICE TO BECOME EFFECTIVE THREE DAYS AFTER SUCH MAILING.

4.6.2.
THE COMPANY, AND THE LENDER (BY ITS ACCEPTANCE OF THIS NOTE), EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES TO THE EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS NOTE.

4.7.         Severability.  In the event that any provision or any part of any provision of this Note is held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall not affect the validity or enforceability of any other provision or part hereof.

4.8.         Signature.  This Agreement may be executed and delivered by email signature in a suitable electronic format which shall be deemed an original.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has executed this Promissory Note as of the date first written above.

GREAT ELM CAPITAL MANAGEMENT, INC.

By:	/s/ Adam Kleinman
Name: Adam Kleinman
Title: Chief Operating Officer